UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 27, 2020

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2020, Canbiola, Inc. (the “Company” or “CANB”) entered into an Amendment to Stock Purchase Agreement (the “Amendment”) with Iconic Brands, Inc., a Nevada corporation (“ICNB”) and Green Grow Farms, Inc., a New York corporation (“Green Grow” and, collectively with ICNB and the Company, the “Parties”). The Amendment was to correct a scrivener’s error in that certain Stock Purchase Agreement dated December 4, 2019 (the “Agreement”), pursuant to which CANB purchased fifty-one percent (51%) of the issued and outstanding equity interests of GGFI from ICNB in exchange for an aggregate of 37,500,000 shares of CANB’s common stock, nil par value per share (the “Purchase Shares”), as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 6, 2019.

Prior to the Amendment, the Agreement had stated:

“If the Market Price Per Purchase Share (as defined) on the Valuation Date is less than $1,000,000, CANB shall issue to ICNB such a number of additional shares (“Additional Purchase Shares”) so that the aggregate value of aggregate shares issued to ICNB for the purchase of the Shares (taking into account the Purchase Shares and the Additional Purchase Shares) equals $1,000,000.”

The Amendment clarifies that Additional Purchase Shares will be issued to ICNB only if the Market Price Per Purchase Share on the Valuation Date (June 30, 2020) multiplied by the 37,000,000 Purchase Shares is less than $1,000,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: February 3, 2020	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO